Exhibit 99.5

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial statements give effect to the merger of International Home Foods, Inc. with and into a wholly owned subsidiary of ConAgra, Inc. on August 24, 2000 using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined condensed financial statements should be read in conjunction with the audited and unaudited historical consolidated financial statements and notes of ConAgra and International Home Foods.

         The unaudited pro forma combined condensed statements of earnings give effect to the merger as if it had occurred at the beginning of the earliest period presented. ConAgra's fiscal year ended on May 30, 1999 and International Home Foods' fiscal year ended on December 31, 1999. The unaudited pro forma combined condensed statements of earnings for the year ended May 30, 1999 and the thirty-nine weeks ended February 27, 2000 combine the historical consolidated statements of earnings of ConAgra with the recasted unaudited consolidated statements of income of International Home Foods for the twelve-month period ended June 30, 1999 and the nine-month period ended March 31, 2000, respectively. For purposes of presenting unaudited pro forma combined condensed statements of earnings, International Home Foods' fiscal year has been recasted to June 30, 1999, by including the unaudited reported financial statements for the quarter ended June 30, 1999 and the three previous quarters ended March 31, 1999, December 31, 1998 and September 30, 1998. International Home Foods' statements of income for the nine-months ended March 31, 2000 include unaudited reported financial data for the quarter ended March 31, 2000, December 31, 1999 and September 30, 1999. The unaudited pro forma combined condensed balance sheet gives effect to the merger as if it had occurred on February 27, 2000 and combines ConAgra's consolidated balance sheet as of February 27, 2000 with International Home Foods' consolidated balance sheet as of March 31, 2000. The unaudited consolidated financial statements of International Home Foods for the quarter ended June 30, 2000, set forth in
Exhibit 99.4 of ConAgra's Current Report dated August 24, 2000, are not included in the unaudited pro forma combined condensed financial statements.

         The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and assumptions that the managements of ConAgra and International Home Foods believe are reasonable. The pro forma adjustments are based on the information and assumptions available at the time of the merger. The purchase price allocation will be finalized subsequent to the closing of the transaction and finalization of asset and liability valuations. The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The unaudited pro forma combined condensed financial statements do not give effect to any potential cost savings or other operating efficiencies that ConAgra expects to result from the transaction.

                                  CONAGRA, INC.
                         INTERNATIONAL HOME FOODS, INC.
               Pro Forma Combined Condensed Statements of Earnings
                For the Thirty-Nine Weeks Ended February 27, 2000
                                   (Unaudited)
                  (Amounts in Millions, Except Per Share Data)

                                             ConAgra              International
                                        Thirty-Nine Weeks          Home Foods
                                              Ended             Nine Months Ended                Pro Forma
                                                                                      -------------------------------
                                         Feb. 27, 2000(1)       March 31, 2000(2)      Adjustments(5)    Combined(7)
                                         -------------          --------------         -----------       --------
Net Sales.........................          $18,994.3               $ 1,679.0            ($283.3)        $20,390.0

Costs and Expenses
  Cost of goods sold..............           15,859.0                   880.3                  --         16,739.3
  Selling, administrative and
     general expenses.............            2,142.4                   573.4             (254.0)          2,461.8
  Interest expense................              233.9                    75.6                35.5            345.0
  Restructuring/Impairment
     charges......................               61.4                      --                  --             61.4
                                            ---------              ----------             -------         --------
                                             18,296.7                 1,529.3             (218.5)         19,607.5
                                            ---------              ----------             -------         --------

Income before income taxes........              697.6                   149.7              (64.8)            782.5
Income taxes......................              265.1                    78.4              (13.5)            330.0
                                              -------               ---------              ------            -----
Net Income .......................            $ 432.5                 $  71.3             ($51.3)           $452.5
                                              =======                 =======             =======           ======
Income per share - basic (6):                 $   .91                 $   .97                                 $.88
                                              =======                 =======                                 ====
Income per share - diluted (6):               $   .90                 $   .94                                 $.87
                                              =======                 =======                                 ====

    See notes to unaudited pro forma combined condensed financial statements.

                                  CONAGRA, INC.
                         INTERNATIONAL HOME FOODS, INC.
               Pro Forma Combined Condensed Statements of Earnings
                         For the Year-Ended May 30, 1999
                                   (Unaudited)
                  (Amounts in Millions, Except Per Share Data)

                                            ConAgra        International Home Foods
                                       Fiscal Year Ended          Fiscal Year                    Pro Forma
                                                                     Ended            ------------------------------
                                        May 30, 1999(1)        June 30, 1999(2)        Adjustments(5)    Combined(7)
                                        ------------           -------------           -----------       --------
Net Sales.........................          $24,594.3               $1,935.5              ($298.3)       $26,231.5

Costs and Expenses:
  Cost of goods sold..............           20,556.2                1,034.7                    --        21,590.9
  Selling, administrative and general
     expenses.....................            2,598.4                  637.1               (259.2)         2,976.3
  Interest expense................              316.6                   99.8                  48.3           464.7
  Non-recurring charges ..........              440.8                  102.3                    --           543.1
                                              -------                -------               -------           -----
                                             23,912.0                1,873.9               (210.9)        25,575.0
                                             --------                -------               -------        --------

Income before income taxes........              682.3                   61.6                (87.4)           656.5
Income taxes......................              323.9                   26.9                (18.4)           332.4
                                              -------                -------                ------           -----
Net Income .......................            $ 358.4                $  34.7               ($69.0)         $ 324.1
                                              =======                =======               =======         =======
Income per share - basic(6):                   $  .76                $   .47                               $  .63
                                               ======                =======                               ======
Income per share - diluted(6):                 $  .75                $   .45                               $  .62
                                               ======                =======                               ======

    See notes to unaudited pro forma combined condensed financial statements.

                                  CONAGRA, INC.
                         INTERNATIONAL HOME FOODS, INC.
                   Pro Forma Combined Condensed Balance Sheet
                                   (Unaudited)
                    (Amounts in Millions, Except Share Data)

               ASSETS                       ConAgra         International Home Foods              Pro Forma
                                        Feb. 27, 2000(1)       March 31, 2000(2)        Adjustments(4)     Combined
                                        ----------------    ------------------------    --------------     --------
Current assets
  Cash and cash equivalents.......          $       17.4              $  16.4                 $ --          $  33.8
  Receivables, net................               1,973.9                181.5                   --          2,155.4
  Inventories.....................               4,236.7                307.1                   --          4,543.8
  Other current assets............                 307.3                 48.2                   --            355.5
                                             -----------              -------                 ----          -------
    Total current assets..........               6,535.3                553.2                   --          7,088.5
                                             -----------              -------                -----          -------

Property, plant and equipment, net               3,752.8                312.0                   --          4,064.8
Brands, trademarks and goodwill, net             2,404.2                434.5              1,563.7          4,402.4
Other assets......................                 423.0                272.1                 21.0            716.1
                                             -----------              -------              -------          -------
                                               $13,115.3             $1,571.8            $ 1,584.7        $16,271.8
                                               =========             ========            =========        =========
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable...................              $2,406.3                $  --                 $ --         $2,406.3
  Revolving credit facility ......                   --                 118.0                   --            118.0
  Current installments of long-term
     debt.........................                  19.0                 83.3                   --            102.3
  Accounts payable................               2,130.3                 83.1               (21.0)          2,192.4
  Advance on sales................                 156.2                   --                   --            156.2
  Other accrued liabilities.......               1,354.9                125.9                   --          1,480.8
                                                --------                -----                -----          -------
    Total current liabilities.....               6,066.7                410.3               (21.0)          6,456.0
                                                --------                -----                -----          -------
Senior long-term debt, excluding
  current installments............               1,871.7                962.7                905.6          3,740.0
Other non-current liabilities.....                 809.5                 28.2                   --            837.7
Subordinated debt.................                 750.0                   --                   --            750.0
Preferred securities of subsidiary
  company.........................                 525.0                   --                   --            525.0

Common stockholders' equity
  Common stock ...................               2,620.6                   .8                201.9          2,823.3
  Additional paid-in capital......                  38.3                 63.6                604.4            706.3
  Retained earnings...............               1,537.2                164.5               (164.5)         1,537.2
  Treasury stock, at cost.........                (759.3)               (57.2)                57.2           (759.3)
  Accumulated other
    comprehensive loss ...........                (79.5)                (1.1)                  1.1            (79.5)
                                                --------                ------              ------            ------
                                                 3,357.3                170.6                700.1           4,228.0
Less unearned restricted stock and
   common shares held in
   Employee Equity Fund............               (264.9)                  --                   --           (264.9)
                                                ---------               ------              ------           -------
   Total common shareholders' equity             3,092.4                170.6                700.1           3,963.1
                                                ---------               ------              ------           -------
                                               $13,115.3             $1,571.8            $ 1,584.7        $ 16,271.8
                                               =========             ========            =========        ==========

    See notes to unaudited pro forma combined condensed financial statements.

                                  CONAGRA, INC.
                         INTERNATIONAL HOME FOODS, INC.
      Notes to Unaudited Pro Forma Combined Condensed Financial Statements
                  (Amounts in Millions, Except Per Share Data)

         On June 22, 2000, ConAgra signed an agreement to acquire all of the issued and outstanding shares of common stock and stock options of International Home Foods in a transaction to be accounted for as a purchase business combination. The assets acquired and liabilities assumed will be assigned a portion of the purchase price equal to their respective fair market values at the date of acquisition of August 24, 2000. The unaudited pro forma financial statements are based on the following:

1.       The historical consolidated financial statements of ConAgra.

2. The historical consolidated financial statements of International Home Foods' recasted for the nine-month period ended March 31, 2000 and the twelve-month period ended June 30, 1999.

3.       a.  The  consideration  paid  for International Home Foods common stock was $22, consisting of $11 in cash and a fraction of a share of ConAgra common stock valued at $11 per share. The common stock portion of the merger consideration is calculated as follows:

             International Home Foods common stock outstanding
             at May 31, 2000                                              74.13

             Exchange ratio                                             0.54692
                                                                        -------
             ConAgra common stock to be issued in exchange
             for International Home Foods common stock                   40.543

             Average price of ConAgra common stock                      $20.113
                                                                        -------
             Total common stock consideration                            $815.4
                                                                         ======

             The exchange ratio of .54692 shares of ConAgra common stock for each share of International Home Foods common stock outstanding was determined by dividing $11 by ConAgra's average closing price of $20.113 as provided for in the merger agreement. The exchange ratio was determined by the average closing price of ConAgra's common stock on the ten trading days ending on the fifth full trading day immediately preceding the merger.

         b. Based on common stock options outstanding on May 31, 2000, ConAgra would assume approximately 6.2 million common stock options and would pay approximately $55.2 million in cash in exchange for all of the International Home Foods outstanding stock options.

         c. The cash portion of the purchase price, including transaction costs, was provided by increased borrowings of ConAgra under its existing credit facilities. In addition, ConAgra intends to replace International Home Foods credit facilities and long-term debt with borrowings under ConAgra's credit facilities and other long-term debt.

4. The pro forma balance sheet adjustments to reflect the effect of the acquisition accounted for as a purchase business combination are as follows:

         Consideration:
           Value of ConAgra common stock                               $  815.4
           Value of ConAgra common stock options                           55.2
           Cash issued for common stock and stock options                 870.6
           Transaction costs                                               35.0
                                                                      ---------
         Total consideration                                            1,776.2
         Net assets acquired                                              170.6
                                                                       --------
                                                                        1,605.6
         Preliminary Allocation:
           Deferred income taxes                                           41.9
                                                                       --------
          Goodwill                                                     $1,563.7
                                                                       ========

         ConAgra expects to allocate a portion of the purchase price to buildings, machinery and equipment and other identifiable assets. The purchase price allocation will be completed after the closing of the transaction and finalization of asset and liability valuations. In connection with the acquisition, ConAgra may consolidate certain plants and will include the associated costs as part of the purchase price allocation. ConAgra's management has not currently completed its assessment of such activities .

5.       The pro forma statement of earnings adjustments are as follows:

         a. Provide depreciation and amortization of the fair values assigned to all identifiable tangible and intangible assets. The excess of the purchase price over the net assets acquired has preliminarily been allocated to nondeductible goodwill and is being amortized using the straight-line method over 40 years.

              ConAgra expects to allocate a portion of the purchase price to buildings, machinery and equipment and other intangible assets, including brands. Assuming these assets had a weighted average life of 20 years, for each $100.0 million allocated to buildings, machinery and equipment or other intangible assets pro forma operating expenses would increase by $2.5 million and pro forma net income would decrease by $.6 million.

         b. Reclassification of International Home Foods' trade promotion expenses from selling, administrative and general expenses to net sales to conform to ConAgra's presentation.

         c. Adjust interest expense relating to (1) additional borrowings under ConAgra's credit facilities of approximately $905.6 million for the cash portion of the purchase price and approximately $778.9 million for the repayment of International Home Foods credit facilities at an assumed interest rate of 6.85% and (2) additional long-term borrowings of $385 million at 8.5% for the repayment of International Home Foods $385 million 10.375% Senior Secured Notes as follows:

                                                                       Thirty-nine Weeks        Fifty-two Weeks
                                                                             Ended                   Ended
                                                                       February 27, 2000          May 30, 1999
                                                                       -----------------          ------------
                  Interest expense on credit facilities                       $86.6                 $115.4
                  Interest expense on long-term borrowings                     24.5                   32.7
                  IHF historical interest expense                             (75.6)                 (99.8)
                                                                              ------                 ------
                           Net adjustment                                     $35.5                  $48.3
                                                                              -----                  -----

               A  .125%   change  in the interest  rate on the new  indebtedness
               would  change  annual  interest  expense  by  approximately  $2.6 million.

         d. Change in income tax expense/benefit as a result of pro forma adjustments which affect taxable income. No pro forma income taxes have currently been provided on the portion of the purchase price preliminarily allocated to non-deductible goodwill.

6. The pro forma weighted average shares outstanding for the thirty-nine weeks ended February 27, 2000 and the year ended May 30, 1999 are as follows:

                                                                            2000                       1999
         Basic:
         Historical shares outstanding                                       475.3                      470.0
         Shares issued                                                        40.5                       40.5
                                                                              ----                       ----
                                                                             515.8                      510.5
                                                                             =====                      =====
         Diluted:
         Historical shares and share equivalents                             478.7                      476.7
            outstanding
         Shares issued                                                        40.5                       40.5
         Effect of options assumed                                             3.3                        3.8
                                                                               ---                        ---
                                                                             522.5                      521.0
                                                                             =====                      =====

7. ConAgra's financial data for the thirty-nine weeks ended February 27, 2000, includes non-recurring charges of $236.1 million before tax ($146.4 million after tax). If these charges were excluded, unaudited pro forma basic earnings per share for the thirty-nine weeks ended February 27, 2000 would be $1.16 and unaudited pro forma diluted earnings per share would be $1.15.

         ConAgra's financial data for fiscal 1999 includes non-recurring charges of $440.8 million before tax ($337.9 million after tax). International Home Foods financial data for the twelve-month period ended June 30, 1999 includes non-recurring charges and gain on sale of the Polaner business of $102.3 million before tax ($65.7 million after tax). If these non-recurring items were excluded, unaudited pro forma basic earnings per share for fiscal 1999 would be $1.43 and unaudited pro forma diluted earnings per share would be $1.40.